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                                                                 EXHIBIT 8(c)

                       FIRST AMENDMENT TO THE AMENDMENT
                   TO THE CUSTODIAN AGREEMENT BY AND BETWEEN
                        USAA LIFE INVESTMENT TRUST AND
                      STATE STREET BANK AND TRUST COMPANY

WHEREAS, the Custodian and the Trust are parties to a Custodian Agreement dated December 16, 1994 governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Trust; and

WHEREAS, the Custodian and the Trust are also parties to an Amendment to Custodian Agreement dated December 16, 1994 that provides for the maintenance of the foreign securities, and cash incidental to transactions in such securities, in the custody of certain foreign banking institutions and foreign securities depositories acting as sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended; and

WHEREAS, the Custodian and the Trust desire to amend the terms and conditions under which the Custodian maintains the Trust's securities and other non-cash property in the custody of certain foreign sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended; and

WHEREAS, the Trust has been advised that the Custodian has provided written notice of the advisability of such an amendment and called attention to a letter of the staff of the Securities and Exchange Commission, dated February 28, 1995, in effect authorizing the type of arrangement that is the subject of the amendment,

NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Trust hereby amend the Amendment to Custodian Agreement as follows:

        1.  The second sentence of Section 4 that provides:

              Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Trust for each applicable Fund and physically segregate in that account, securities and other assets of the Trust, and in the event that such institution deposits the Trust's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Trust, the securities so deposited.

            is deleted and in its place is substituted the following:

              The Custodian may hold securities and other non-cash property for all of its customers, including the Trust, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Trust which are maintained in such account shall identify by book-

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        entry those securities and other non-cash property belonging to the
        Trust and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

        2. Except as specifically superseded or modified by paragraph #1 above, the terms and provisions of the Amendment to Custodian Agreement shall continue to apply with full force and effect.



                                        USAA LIFE INVESTMENT TRUST


July 12, 1996                           BY: /s/ DWAIN A. AKINS
--------------                              -----------------------
Date                                            DWAIN A. AKINS,
                                                Assistant Secretary



                                        STATE STREET BANK AND TRUST
                                        COMPANY


July 24, 1996                           BY: /s/ RONALD E. LOGUE
--------------                              -----------------------
Date



                                            EXECUTIVE VICE PRESIDENT
                                            ------------------------
                                            Title